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                                                                     Exhibit 5.1

                       [LETTERHEAD OF F.N.B. CORPORATION]

                                September 15, 2004

Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148

Ladies and Gentlemen:

      As Chief Legal Officer of F.N.B. Corporation (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), which filing shall occur on or about the date of this letter. The Registration Statement relates to the offer and sale by the Selling Shareholders identified in the Registration Statement, of up to 306,872 shares of common stock, par value $0.01, of the Registrant (the "Shares"). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

      I have examined, and am familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant, all as amended to date, relating to the proposed issuance of the Shares which I deem relevant and which form the basis of the opinion hereinafter set forth.

      I am of the opinion that under the laws of the State of Florida, the jurisdiction in which the Registrant is incorporated, upon the issuance of the Shares pursuant to the aforesaid Registration Statement, the Shares when so issued will be duly authorized, validly issued and outstanding, and will be fully paid and non-assessable shares of the Registrant's common stock.

      The opinion expressed above is limited to matters governed by the laws of the State of Florida. I express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

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      This opinion letter is given solely as of the date hereof and is limited to the matters expressly set forth herein. I hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of my name under the heading "Legal Matters" therein.

                                                   Sincerely,

                                                   /s/ James G. Orie

                                                   James G. Orie
                                                   Chief Legal Officer,
                                                   F.N.B. Corporation